Exhibit 10.9
Pledge And Security Agreement
This Pledge and Security Agreement (the “Agreement”) is dated as of January 21, 2011, among PP IV Mountain Pass II, LLC, a Delaware limited liability company (“Mountain Pass”), PP IV MP AIV 1, LLC, a Delaware limited liability company (“AIV1”), PP IV MP AIV 2, LLC, a Delaware limited liability company (“AIV2”) and PP IV MP AIV 3, LLC, a Delaware limited liability company (“AIV3” and together with Mountain Pass, AIV1 and AIV2, collectively, the “Pledgors” and individually each of the Pledgors is referred to as a “Pledgor”), with its mailing address as set forth in Section 9(b) hereof, Pegasus Partners IV, L.P., a Delaware limited partnership (the “Fund”), solely with respect to Sections 3(g) and (h) hereof, and Bank of Montreal (the “Secured Party”), with its mailing address as set forth in Section 9(b) hereof.
Preliminary Statement
A. The Fund has requested that the Secured Party extend credit or otherwise make financial accommodations available to or for the account of the Fund.
B. The Pledgors are Alternative Investment Vehicles (“AIVs”) established by the Fund pursuant to Section 2.3(b) of the Fund’s Second Amended and Restated Limited Agreement of Partnership; the Fund’s general partner or an affiliate of the Fund control such AVIs, and each of the Pledgors will benefit from the Secured Party extending credit or otherwise making financial accommodations available to or for the account of the Fund.
C. As a condition to extending credit or otherwise making financial accommodations available to or for the account of the Fund, the Secured Party requires, among other things, that each Pledgor grant the Secured Party a security interest in its personal property described herein subject to the terms and conditions hereof.
Now, Therefore, in consideration of the benefits accruing to each of the Pledgors, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Grant of Security Interest. Each Pledgor hereby grants to the Secured Party a lien on and security interest in, and acknowledges and agrees that the Secured Party has and shall continue to have a continuing lien on and security interest in, any and all right, title and interest of such Pledgor, whether now owned or existing or hereafter created, acquired or arising, in and to the following: (a) those shares of Molycorp, Inc. delivered to and deposited with the Secured Party on the date hereof being listed and described on Schedule A attached hereto, and all substitutions and additions to such shares (herein, the “Pledged Securities”), (b) all dividends, distributions and sums distributable or payable from, upon or in respect of the Pledged Securities, (c) all other rights and privileges incident to the Pledged Securities, and (d) all proceeds and products of the foregoing (all of the foregoing being hereinafter referred to collectively as the “Collateral”). All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of New York (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. All capitalized terms not otherwise defined in this Agreement shall have the same meanings herein as such terms are defined in that certain Supplemental Agreement dated as of the date hereof by and between the Fund and the Secured Party (the “Fund Supplemental Agreement”).

2. Obligations Hereby Secured. The lien and security interest granted and provided for herein is made and given to secure, and shall secure, the payment and performance of (a) any and all indebtedness, obligations and liabilities of whatsoever kind and nature of the Fund to the Secured Party pursuant to the Loan Authorization Agreement, the Loan Documents and each of the Guarantees (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced or acquired, and whether several, joint or joint and several and (b) any and all actual and documented expenses and charges (including court costs and reasonable attorney fees) suffered or incurred by the Secured Party in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the foregoing being hereinafter referred to as the “Obligations”). The Pledgors’ obligations hereunder are joint and several.
3. Covenants, Agreements, Representations and Warranties. Each Pledgor hereby covenants and agrees with, and represents and warrants to, the Secured Party that:
(a) Each Pledgor is a limited liability company duly organized and validly existing under the laws of the State of Delaware, is the sole and lawful legal, record and beneficial owner of the Collateral, and has full right, power and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for. The execution and delivery of this Agreement, and the observance and performance of the matters and things herein set forth, will not (i) contravene or constitute a default under any provision of law, or any judgment, injunction, order or decree binding upon any Pledgor, or any provision of each Pledgor’s limited liability company agreement, or any covenant, indenture or agreement of or affecting any Pledgor or any of its property, or (ii) result in the creation or imposition of any lien or encumbrance on any property of any Pledgor except for the lien and security interest in the Collateral granted to the Secured Party pursuant to this Agreement. Mountain Pass’ Federal tax identification number is 27-2275409; AVI1’s Federal tax identification number is 27-2274966; AVI2’s Federal tax identification number is 27-2275068 and AVI3’s Federal tax identification number is 27-2275229.
(b) The certificates for all shares of the Pledged Securities shall be delivered by the Pledgors to the Secured Party duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto. The Secured Party may at any time cause to be transferred into its name or into the name of its nominee or nominees any and all of the shares of the Pledged Securities. The Secured Party shall at all times have the right to exchange the certificates representing the Pledged Securities for certificates of smaller or larger denominations.

(c) The Collateral and every part thereof is and will be free and clear of all security interests, liens, attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary, except for the security interest of the Secured Party therein and as otherwise described to the Secured Party in writing; provided that, the subject of any such written disclosure shall not materially impact the value of the Collateral. Each Pledgor shall warrant and defend the Collateral pledged by it against any claims and demands of all persons or entities at any time claiming the same or any interest in the Collateral adverse to the Secured Party. Each Pledgor has the right to vote the Collateral pledged by it and there are no restrictions upon the voting rights associated with, or the transfer of, any of the Collateral, except as provided by federal and state laws applicable to the sale of securities generally or as otherwise disclosed to the Secured Party in writing from time to time.
(d) Each Pledgor shall not, without the Secured Party’s prior written consent, sell, assign, or otherwise dispose of the Collateral pledged by it or any interest therein.
(e) Each Pledgor shall promptly pay when due all taxes, assessments and governmental charges and levies upon or against it or the Collateral pledged by it, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent foreclosure on or other realization upon any of such Collateral and such Pledgor shall have established adequate reserves therefor.
(f) Each Pledgor agrees to execute and deliver to the Secured Party such further agreements, assignments, instruments and documents and to do all such other things as the Secured Party may reasonably deem necessary or appropriate to assure the Secured Party its lien and security interest hereunder, including such assignments, stock powers, financing statements, instruments and documents as the Secured Party may from time to time require in order to comply with the UCC or any other applicable law. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof, or to any of the Obligations, each Pledgor agrees to execute and deliver all such agreements, assignments, instruments and documents and to do all such other things as the Secured Party in its sole discretion deems necessary or appropriate to preserve, protect and enforce the lien and security interest of the Secured Party under the law of such other jurisdiction. Each Pledgor agrees to mark its books and records to reflect the lien and security interest of the Secured Party in the Collateral pledged by it.
(g) On failure of any Pledgor to perform any of the covenants and agreements herein contained, the Secured Party may, at its option, perform the same and in so doing may expend such sums as the Secured Party may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Secured Party may be compelled to make by operation of law or which the Secured Party may make by agreement or otherwise for the protection of the security hereof. The Secured Party shall give the Pledgors written notice of such performance and such sums and amounts so expended and the Pledgors shall promptly, and in any event within 3 business days of such notice, reimburse the Secured Party therefore. Such sums and amounts so expended shall constitute additional Obligations secured hereunder and, in the event the Pledgors have failed to reimburse the Secured Party therefore within 3 business days notice thereof, such unreimbursed sums and amounts shall bear interest from the date 3 business days after such notice is given to the Pledgors at the rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) determined by adding 2.50% to the rate per annum from time to time announced by Bank of Montreal as its prime commercial rate, with any change in such rate per annum as so determined by reason of a change in such prime commercial rate to be effective on the date of such change in said prime commercial rate (such rate per annum as so determined being hereinafter referred to as the “Default Rate”). No such performance of any covenant or agreement by the Secured Party on behalf of the Fund, and no such advancement or expenditure therefor, shall relieve the Pledgors of any breach of the terms of this Agreement or in any way obligate the Secured Party to take any further or future action with respect thereto. The Secured Party, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Secured Party is hereby authorized to charge any depository or other account of the Fund or the Pledgors maintained with the Secured Party for the amount of such sums and amounts so expended.
(h) So long as the Debt Violations exist, the Pledgors and the Fund will not sell more than an aggregate 8 million shares of Molycorp Inc. common stock, unless the Secured Party has provided its prior written consent to such sale (such consent not to be unreasonably withheld, delayed or conditioned).
4. Special Provisions re: Voting Rights and Dividends. Unless and until a Trigger Event has occurred and thereafter until notified by the Secured Party pursuant to Section 6(b) hereof:
(a) Each Pledgor shall be entitled to exercise all voting and/or consensual powers pertaining to the Collateral pledged by it or any part thereof for all purposes not inconsistent with the terms of this Agreement or any other document evidencing or otherwise relating to any of the Obligations.
(b) Each Pledgor shall be entitled to receive and retain all dividends which are paid in cash out of earned surplus of the issuer of the relevant Pledged Securities pledged by it; but all dividends paid upon or in respect of the Collateral pledged by it and all stock or other property distributed in respect thereof representing stock or liquidating dividends or a distribution or return of capital upon or in respect of the Collateral pledged by it or any part thereof or resulting from a split-up or reclassification of the Collateral pledged by it or any part thereof or received in addition to, in substitution of or in exchange for the Collateral pledged by it or any part thereof as a result of a merger, consolidation or otherwise, shall be paid, delivered or transferred, as appropriate, directly to the Secured Party immediately upon the receipt thereof by a Pledgor and may, in the case of cash and after the occurrence and during the continuation of a Trigger Event, be applied by the Secured Party to the satisfaction of Obligations (in whatever order the Secured Party elects) whether or not the same may then be due or otherwise adequately secured and shall, in the case of all other property, together with any cash received by the Secured Party and not applied as aforesaid, be held by the Secured Party pursuant hereto as additional Collateral pledged under and subject to the terms of this Agreement.

(c) In order to permit each Pledgor to exercise such voting and/or consensual powers which it is entitled to exercise under subsection (a) above and to receive such distributions which each Pledgor is entitled to receive and retain under subsection (b) above, the Secured Party will, if necessary, upon the written request of a Pledgor, from time to time execute and deliver to the Pledgors appropriate proxies and dividend orders.
(d) In order to permit the Secured Party to receive all cash and other property to which it may be entitled under subsection (b) above, each Pledgor shall, if necessary, upon the written request of the Secured Party, from time to time execute and deliver to the Secured Party appropriate dividend orders.
5. Power of Attorney. Each Pledgor hereby appoints the Secured Party, and each of its nominees, officers, agents, attorneys, and any other person whom the Secured Party may designate, as such Pledgor’s attorney-in-fact, with full power and authority to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable in respect of the Collateral or any part thereof, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as such Pledgor could itself do, to endorse or sign such Pledgor’s name on any assignments, stock powers, or other instruments of transfer and on any checks, notes, acceptances, money orders, drafts and any other forms of payment or security that may come into the Secured Party’s possession and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and, in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of such Pledgor, or otherwise, which the Secured Party may deem necessary or appropriate to collect or otherwise realize upon all or any part of the Collateral, or effect a transfer thereof, or which may be necessary or appropriate to protect and preserve the right, title and interest of the Secured Party in and to such Collateral and the security intended to be afforded hereby; provided that, the Secured Party shall not exercise prior to a Trigger Event any rights received pursuant to this Section 5. Each Pledgor hereby ratifies and approves all acts of any such attorney and agrees that neither the Secured Party nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the termination of the Agreement in accordance with the provisions of Section 9.
6. Trigger Events and Secured Party Rights.
(a) The occurrence of any one or more of the following events shall constitute an “Trigger Event” hereunder:
(i) default in the payment when due (whether by demand or otherwise) of the Obligations or any part thereof, without giving effect to any 14 day period for payment after demand as expressed in the Loan Authorization Agreement, any Loan Document or either of the Guarantees; or

(ii) default in the observance or performance of by the Fund of any of its obligations under the Fund Supplemental Agreement; or
(iii) the Fund’s failure to deliver before December 31, 2011, a Certificate of Status certifying that the Debt Violations cease to exist.
(b) Upon the occurrence and during the continuance of any Trigger Event, all rights of the Pledgors to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 4(b) hereof shall, at the option of the Secured Party, cease and thereupon become vested in the Secured Party which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to receive and retain the distributions which the Pledgors would otherwise have been authorized to retain pursuant to Section 4(b) hereof and all rights of the Pledgors to exercise the voting and/or consensual powers which it is entitled to exercise pursuant to Section 4(a) hereof shall, at the option of the Secured Party, cease and thereupon become vested in the Secured Party which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Collateral and to exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining thereto as if the Secured Party were the absolute owner thereof including, without limitation, the right to exchange, at its discretion, the Collateral or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Secured Party of any right, privilege or option pertaining to the Collateral or any part thereof and, in connection therewith, to deposit and deliver the Collateral or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine.
(c) Upon the occurrence and during the continuance of any Trigger Event, the Secured Party shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Secured Party may, without demand and without advertisement, notice, hearing or process of law, all of which each Pledgor hereby waives, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable, in its sole discretion; provided that, the Secured Party shall use commercially reasonable good faith efforts to limit the sale of Collateral pursuant to this Section 6(c) to that amount of Pledged Shares needed to satisfy outstanding Obligations. In addition to all other sums due the Secured Party hereunder, each Pledgor shall pay the Secured Party all costs and expenses incurred by the Secured Party, including attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against the Secured Party, the Fund or any Pledgor concerning any matter arising out of or connected with this Agreement or the Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Pledgors in accordance with Section 9(b) hereof at least one day before the time of sale or other event giving rise to the requirement of such notice; provided however, no notification need be given to the Pledgors if the Pledgors have signed, after an Trigger Event has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Secured Party may be the purchaser at any such sale or other disposition of the Collateral or any part thereof. Each Pledgor hereby waives all of its rights of redemption from any sale or other disposition of the Collateral or any part thereof. Subject to the provisions of applicable law, the Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Secured Party may further postpone such sale by announcement made at such time and place.
(d) The powers conferred upon the Secured Party hereunder are solely to protects its interest in the Collateral and shall not impose on it any duty to exercise such powers. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Secured Party accords its own property, consisting of similar type securities, it being understood, however, that the Secured Party shall have no responsibility for (a) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (c) initiating any action to protect the Collateral against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Pledgors in any way related to the Collateral, and the Secured Party shall have no duty or obligation to discharge any such duty or obligation.
(e) Failure by the Secured Party to exercise any right, remedy or option under this Agreement or any agreement between the Fund and the Secured Party or provided by law, or delay by the Secured Party in exercising the same, shall not operate as a waiver; and no waiver by the Secured Party shall be effective unless it is in writing and then only to the extent specifically stated. Neither the Secured Party nor any party acting as attorney for the Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Secured Party under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Party may have. For purposes of this Agreement, a Trigger Event shall be construed as continuing after its occurrence until the same is waived in writing by the Secured Party.

7. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Secured Party after the occurrence and during the continuance of any Trigger Event hereunder shall, when received by the Secured Party in cash or its equivalent, be applied by the Secured Party as follows:
(i) First, to the payment and satisfaction of all sums actually paid and actual and documented costs and expenses incurred by the Secured Party hereunder or otherwise in connection herewith, including such monies paid or incurred in connection with protecting, preserving or realizing upon the Collateral or enforcing any of the terms hereof, including reasonable attorneys’ fees and court costs, together with any interest thereon (but without preference or priority of principal over interest or of interest over principal), to the extent the Secured Party is not reimbursed therefor by the Pledgors; and
(ii) Second, to the payment and satisfaction of the remaining Obligations, whether or not then due (in whatever order the Secured Party elects), both for interest and principal.
The Fund shall remain liable to the Secured Party for any deficiency. Any surplus remaining after the full payment and satisfaction of the foregoing shall be returned to the Fund or to whomsoever the Secured Party reasonably determines is lawfully entitled thereto.
8. Waivers.
(a) The obligations of the Pledgors hereunder shall in no way be affected or impaired by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Obligations, either express or implied, or of any contract or contracts evidencing any of the Obligations, or of any security or collateral therefor. The Pledgors’ obligations hereunder shall in no way be affected or impaired by any acceptance by the Secured Party of any other security for or guarantees of any of the Obligations, or by any failure, neglect or omission on the part of the Secured Party to realize upon or protect any of the Obligations, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Fund, possessed by the Secured Party, toward the liquidation of the Obligations, or by any application of payments or credits thereon. There shall be no obligation on the part of the Secured Party, at any time, to resort for payment to the Fund or to any guaranty, or to any other persons or corporations, their properties or estates, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Secured Party shall have the right to enforce this Agreement irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.
(b) All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Fund or any Pledgor or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Obligations, and of any security and collateral therefor, and of the acceptance of this Agreement, and of any and all extensions of credit and indulgence hereunder, are waived by each Pledgor. No act of commission or omission of any kind, or at any time, upon the part of the Secured Party in respect to any matter whatsoever, shall in any way affect or impair this Agreement.

(c) No Pledgor will exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Pledgor against any person liable for payment of the Obligations, or as to any security therefor, unless and until the full amount owing to the Secured Party on the Obligations has been paid and the satisfaction by the Pledgors of any Obligations pursuant to this Agreement shall not in any way entitle the Pledgors to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Obligations or any proceeds thereof or any security therefor unless and until the full amount owing to the Secured Party on the Obligations has been paid.
(d) Each Pledgor waives any and all defenses, claims and discharges of the Fund, or any other obligor, pertaining to the Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Pledgors will not assert, plead or enforce against the Lenders any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Fund or any other person liable in respect of any of the Obligations, or any setoff available against the Secured Party to the Fund or any such other person, whether or not on account of a related transaction.
9. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the earlier of (i) all of the Obligations, both for principal and interest, have been fully paid and satisfied and all agreements of the Secured Party to extend credit to or for the account of the Fund have expired or otherwise have been terminated and (ii) the Fund’s delivery of a Certificate of Status (which shall be in the form attached to the Loan Authorization Agreement as Exhibit B) that certifies the Debt Violations cease to exist. Upon such termination of this Agreement, the Secured Party shall, upon the request and at the expense of the Pledgors, forthwith release its security interest hereunder, return any Collateral in its possession or control, and deliver documents sufficient to evidence the discharge the security interests granted hereunder. In the event any Pledged Securities or other Collateral are required to be returned to the applicable Pledgors pursuant to the provisions of Section 3(d) of the Fund Supplemental Agreement (“Release of Excess Collateral”) prior to the termination of this Agreement, the security interest granted hereunder in any such Pledged Securities or other Collateral shall terminate automatically in connection with any such Release of Excess Collateral.
10. Miscellaneous.
(a) This Agreement may not be amended except pursuant to a writing signed by each of the Pledgors and the Secured Party. All of the rights, privileges, remedies and options given to the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all the terms, conditions, covenants, agreements, representations and warranties of and in this Agreement shall bind each Pledgor and its legal representatives, successors and assigns, provided that no Pledgor may assign its rights or delegate its duties hereunder without the Secured Party’s prior written consent. Each Pledgor hereby releases the Secured Party from any liability for any act or omission relating to the Collateral or this Agreement, except for the Secured Party’s gross negligence or willful misconduct.

(b) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

to the Pledgors at:	to the Secured Party at:

c/o Pegasus Partners IV, L.P.	Bank of Montreal
99 River Road	115 South LaSalle Street
Cos Cob, Connecticut 06807	Chicago, IL 60603
Attention: Daniel Stencel	Attention: Craig Munro
Telephone: (203) 869-4400	Telephone: (312) 461-2783
Telecopy: (203) 422-7080	Telecopy: (312) 293-8445
Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, or (iii) if given by any other means, when delivered at the addresses specified in this Section.
(c) In the event that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.
(d) This Agreement shall be deemed to have been made in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.
(e) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument. Each Pledgor acknowledges that this Agreement is and shall be effective upon its execution and delivery by the Pledgors to the Secured Party, and it shall not be necessary for the Secured Party to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(f) Each Pledgor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County, New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. Each Pledgor and the Secured Party hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
[Signature Page to Follow]

In Witness Whereof, each Pledgor and the Fund has caused this Pledge and Security Agreement to be duly executed and delivered the day and year first above written.

PP IV Mountain Pass II, LLC
By	/s/ Daniel Stencel
Printed Name	Daniel Stencel
Its	Chief Financial Officer

PP IV MP AIV 1, LLC
By	/s/ Daniel Stencel
Printed Name	Daniel Stencel
Its	Chief Financial Officer

PP IV MP AIV 2, LLC
By	/s/ Daniel Stencel
Printed Name	Daniel Stencel
Its	Chief Financial Officer

PP IV MP AIV 3, LLC
By	/s/ Daniel Stencel
Printed Name	Daniel Stencel
Its	Chief Financial Officer

With respect to Sections 3(g) and (h) hereof:

Pegasus Partners IV, L.P.
By:	Pegasus Investors IV, L.P., its general partner
By:	Pegasus Investors IV GP, L.L.C., its general partner
By	/s/ Daniel Stencel
Printed Name	Daniel Stencel
Its	Chief Financial Officer

Accepted and agreed to in Chicago, Illinois as of the date and year first above written.

Bank of Montreal
By	/s/ Denise Sidlo
	Name	Denise Sidlo
	Title	Director

Schedule A
Pledged Securities

		Jurisdiction of	No. of	Certificate
Pledgor	Issuer Name	Organization	Shares	No.

PP IV Mountain Pass II LLC	Molycorp, Inc.	Delaware	2,176,000

PP IV MP AIV 1 LLC	Molycorp, Inc.	Delaware	1,054,016

PP IV MP AIV 2 LLC	Molycorp, Inc.	Delaware	384,992

PP IV MP AIV 3 LLC	Molycorp, Inc.	Delaware	384,992

Schedule B
Amendment to Pledge and Security Agreement
This Amendment to Pledge and Security Agreement (the “Amendment”) is dated as of                     ,           , among PP IV Mountain Pass II, LLC, a                      limited liability company (“Mountain Pass”), PP IV MP AIV 1, LLC, a                      limited liability company (“AIV1”), PP IV MP AIV 2, LLC, a                      limited liability company (“AIV2”) and PP IV MP AIV 3, LLC, a                      limited liability company (“AIV3” and together with Mountain Pass, AIV1 and AIV2, collectively, the “Pledgors” and individually each is referred to as a “Pledgor”), and Bank of Montreal. Reference is hereby made to that certain Pledge and Security Agreement (the “Agreement”) dated as of January 21, 2011, among the Pledgors and Bank of Montreal. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.
Subsequent to the Pledgors’ delivery of the Agreement, certain shares of stock have been added as Pledged Securities under the Agreement. As a result of such addition, Schedule A of the Agreement does not accurately describe the shares of capital stock currently held by the Secured Party as collateral under the Agreement.
The Pledgors now desires to amend Schedule A to the Agreement to reflect such addition, and this instrument shall constitute an agreement among the Pledgors and the Secured Party amending the Agreement in the respects, but only in the respects, hereinafter set forth:
1. Schedule A of the Agreement shall be and hereby is amended, and as so amended it shall be restated in its entirety to read as set forth on Annex A attached hereto.
2. As collateral security for the Obligations, each of the Pledgors hereby grants to the Secured Party a continuing lien on and security interest in, and acknowledges and agrees that the Secured Party has and shall continue to have a continuing lien on and security interest in, all shares of the capital stock of each issuer listed and described on Annex A attached hereto and all the other properties, rights, interests and privileges comprising the Collateral (as such term is defined in the Agreement after giving effect to this Amendment), to the same extent and with the same force and effect as if the shares of stock described on Annex A had originally been included on Schedule A to the Agreement. The foregoing granting clause is in addition to and supplemental of and not in substitution for the granting clause contained in the Agreement. Neither the Pledgors nor the Secured Party intends by this Amendment to in any way impair or otherwise affect the lien and security interest of the Agreement on such of the Collateral which was subject to the Agreement prior to giving effect to this Amendment.
3. Each of the Pledgors hereby repeats and reaffirms all of its covenants, agreements, representations and warranties contained in the Agreement, each and all of which shall be applicable to all of the stock and other properties, rights, interests and privileges subject to the lien and security interest of the Agreement after giving effect to this Amendment. Each of the Pledgors hereby certifies that no Trigger Event or event which with the giving of notice or the lapse of time, or both, would constitute a Trigger Event exists under the Agreement after giving effect to this Amendment.

4. No reference to this Amendment need be made in any note, instrument or other document at any time referring to the Agreement, any reference in any of such items to the Agreement to be deemed a reference to the Agreement as modified hereby. All references in the Agreement to the term “Pledged Securities” and “Collateral” shall be deemed a reference to such terms as defined in the Agreement after giving effect to this Amendment.
5. Except as specifically modified hereby, all the terms and conditions of the Agreement shall stand and remain unchanged and in full force and effect.
In Witness Whereof, the Fund has caused this Amendment to be duly executed and delivered the day and year first above written.

PP IV Mountain Pass II, LLC
By
Printed Name
Its

PP IV MP AIV 1, LLC
By
Printed Name
Its

PP IV MP AIV 2, LLC
By
Printed Name
Its

PP IV MP AIV 3, LLC
By
Printed Name
Its

Accepted and agreed to in Chicago, Illinois as of the date and year first above written.

Bank of Montreal
By
Name
Title

Annex A
Restatement of Schedule A
Pledged Securities

		Jurisdiction of	No. of	Certificate
Pledgor	Issuer Name	Organization	Shares	No.